As filed with the Securities and Exchange Commission on August 14, 2017

Registration No. 333-68976

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dril-Quip, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2162088
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

1997 Incentive Plan of Dril-Quip, Inc.

(Full title of the plan)

James C. Webster

Vice President — General Counsel and Secretary

Dril-Quip, Inc.

6401 N. Eldridge Parkway

Houston, Texas 77041

(Name and address of agent for service)

(713) 939-7711

(Telephone number, including area code, of agent for service)

With a copy to:

Clinton W. Rancher

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On September 5, 2001, Dril-Quip, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration Statement No. 333-68976) (the “Form S-8”) registering 700,000 shares of the Company’s Common Stock, par value $0.01 per share, to be issued to participants under the 1997 Incentive Plan of Dril-Quip, Inc. (the “Plan”). The Company is no longer issuing securities under the Plan. This Post-Effective Amendment No. 1 to the Form S-8 is being filed in order to deregister all securities that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of August, 2017.

Dril-Quip, Inc.

By:	/s/ Blake T. DeBerry
Blake T. DeBerry
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Blake T. DeBerry, Jeffrey J. Bird and James C. Webster, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 14th day of August, 2017.

Signature	Title

/s/ Blake T. DeBerry	President and Chief Executive Officer and Director
Blake T. DeBerry	(Principal Executive Officer)

/s/ Jeffrey J. Bird	Vice President and Chief Financial Officer
Jeffrey J. Bird	(Principal Financial and Accounting Officer)

/s/ John V. Lovoi	Director
John V. Lovoi

/s/ Alexander P. Shukis	Director
Alexander P. Shukis

/s/ Terence B. Jupp	Director
Terence B. Jupp

/s/ Steven L. Newman	Director
Steven L. Newman